SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2000


                           James Monroe Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

           Virginia                     333-38098                54-1941875
(State or other jurisdiction of     Commission File Number    (I.R.S. Employer
        incorporation)                                       Identification No.)

3033 Wilson Boulevard, Arlington, Virginia                          22201
 (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 703.524.8100



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Item 5  Other Matters

         On November 15, 2000, James Monroe Bancorp, Inc., the holding company for James Monroe Bank, Arlington, Virginia, terminated its offering of shares of its common stock, $.01 par value. A total of 214,477 shares of common stock were sold in the offering, at the offering price of $14.50 per share, for gross aggregate proceeds of $3,109,916.50. As a result of the issuance of shares in the offering, there are currently 958,767shares of James Monroe Bancorp, Inc. common stock outstanding, held by approximately 547 shareholders of record.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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None

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             JAMES MONROE BANCORP, INC.

                                             By: /s/ John R. Maxwell
                                               -------------------------------
                                                 John R. Maxwell, President


Dated: November 17, 2000